UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported) May 1, 2009

SUPERCLICK, INC.
(Name of Small Business Issuer in its charter)

WASHINGTON	52-2219677
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

10222 St Michel Suite 300 Montreal, Qc H1H-5H1
(Address of principal executive offices) (Zip Code)

Issuer's Telephone Number (858) 518-1387

Issuer's Fax Number (760) 798-1889

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 19, 2007, Superclick, Inc. (“Superclick”) entered into a master license agreement (the “Agreement”) with Hospitality Services Plus SA (“Swisscom”) whereby Superclick will grant to Swisscom a three year exclusive license to develop, market and distribute products based on its SIMS, MAMA and MDS platform technologies (the “Licensed Products”) throughout Europe (the “Territory”). In addition, subject to certain terms and conditions of the Agreement, Superclick has granted Swisscom non-exclusive rights to market and distribute the Licensed Products outside of the Territory. A copy of the Agreement in a redacted format was included as an exhibit to the report as Exhibit 10.1.

Superclick is hereby withdrawing its request for confidential treatment of certain previously redacted portions of the Agreement and is re-filing this Form 8K with an un-redacted version of the Agreement attached hereto as Exhibit 10.1.

The information contained in this report (including Items 1.01 and 9.01) and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description

10.1	Master License Agreement filed in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERCLICK, INC.
(Registrant)

By: /s/ Todd M. Pitcher

Name: Todd M. Pitcher

Title: Chairman and Secretary

Dated: May 1, 2009